UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2016

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, Ron Dissinger, Senior Vice President and Chief Financial Officer (“CFO”) of Kellogg Company (the “Company”), notified the Company of his intention to retire from his role as CFO at the end of 2016. During 2016, Mr. Dissinger will continue to serve as the Company’s Principal Financial Officer and CFO, and will perform all duties associated with that role.  The Company has initiated an internal and external CFO search, and Mr. Dissinger will assist in the selection of his successor.  Mr. Dissinger is expected to remain at the Company in 2017 to ensure an orderly transition.  During that transition, Mr. Dissinger will continue to receive his base salary, but he will not participate in the bonus plan or receive new grants of long-term incentives.

On May 5, 2016, Kellogg issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: May 5, 2016	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

99.1	Press Release dated May 5, 2016